Exhibit 10.1

PAYCHECK PROTECTION PROGRAM PROMISSORY NOTE

SBA Loan #	1726387105
SBA Loan Name	FuelCell Energy, Inc.
Date	04/16/2020
Loan Amount	$6,515,045.00
Interest Rate	One percent (1%) per annum
First Payment Due Date	11/16/2020
Payment Address	315 Main Street Middletown, CT 06457 or such other address as Lender may designate in writing.
Borrower	FuelCell Energy, Inc.
Lender	Liberty Bank

1.	DEFINITIONS:

“Application” means the application submitted to Lender in connection with this Loan and any other documentation, records or information submitted to Lender in connection therewith, no matter whether submitted through an online application, through email or otherwise.

“Business Day” means any day other than a Saturday, Sunday, or bank holiday. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act. “Deferral Period” means the 6‐month period beginning on the date of this Note. “Loan” means the loan evidenced by this Note.

“Maturity Date” means the second anniversary of the date of this Note.

“Paycheck Protection Program” or “PPP” means the loan program administered by the SBA under the SBA’s Section 7(a) loan program as amended by the CARES Act.

“PPP Laws” means the CARES Act and the PPP, together with other federal statutes, regulations, administrative guidance, and SBA requirements that are now, or may later become, applicable to the Loan, the Lender or the Borrower.

“Repayment Period” means the 18‐month period commencing on the 6‐month anniversary of the date of this Note.

“SBA” means the United States Small Business Administration.

2.	PROMISE TO PAY:

Borrower promises to pay to the order of Lender the Loan Amount set forth above and all other amounts required by this Note, plus interest on the unpaid daily principal balance of such Loan Amount at the Interest Rate set forth above [computed on an actual day basis], according to the Payment Terms set forth below. Interest will continue to accrue on any unpaid principal of this Loan at the Interest Rate set forth above until the principal shall have been paid in full, whether before or after maturity, by Acceleration or otherwise and whether or not judgment shall have been obtained.

3.	PAYMENT TERMS:

Borrower must make all payments in U.S. Dollars to Lender at the Payment Address. The payment terms for this Note are:

A.	No payments are required during the Deferral Period.
B.	Except as provided below, Monthly Payments are due on the same day of each succeeding month, beginning on the First Payment Date set forth above.
C.

Unless all principal and interest on the Loan is forgiven on or before the end of the Deferral Period (in accordance with Section 5 below), Borrower will make monthly payments calculated as follows (“Monthly Payments”):

The Monthly Payment will be in an amount sufficient to repay the principal balance outstanding at the end of the Deferral Period, with interest at the Interest Rate set forth above, in equal monthly payments over the remaining term of the Loan. The Monthly Payment amount will not include any unpaid interest that has accrued during the Deferral Period ("Deferred Interest"). Borrower will be required to pay the Deferred Interest on the Maturity Date. The Monthly Payment amount will be computed based on the assumption that Borrower will make all payments on their respective due dates. Because interest is computed daily, late payments increase the amount of interest that accrues on the Loan and early payments decrease that amount. The amount of the final payment will be adjusted as necessary to reflect the actual dates on which Lender receives the Borrower's payments.

D.	Borrower will pay any non‐interest charges or fees incurred under the terms of the Loan or the PPP Laws immediately on demand by Lender.
E.	If not sooner paid, Borrower will pay Lender any and all unpaid principal, interest, and other charges on the Maturity Date.
F.	Borrower agrees to pay any and all expenses incurred by Lender pursuant to Section 10 below in collecting and enforcing this Note.
G.	Borrower may prepay this Note in whole or in part at any time without penalty.
H.

Except to the extent otherwise provided by the PPP Laws, payments (including any amounts forgiven pursuant to the PPP) will be applied to interest, charges, and principal as determined by the Lender in the reasonable exercise of its discretion.

4.	CERTIFICATIONS:

It is the express intention of Borrower and Lender that the Loan and this Note at all times conform to the terms, conditions, and requirements of the PPP Laws. As such, Borrower hereby confirms the certifications made by Borrower in the Application and further certifies to Lender as follows:

A.

Borrower is familiar with the rules and regulations applicable to the PPP, including without limitation, any rules related to “affiliations”, and is eligible to participate in the PPP. The proceeds of the Loan will be used only for purposes permitted by the PPP.

B.	Any tax documents provided to Lender are identical to those submitted to the Internal Revenue Service.

C.	Borrower has not and is not using an “agent” that would be entitled to fees in accordance with the PPP Laws.

5.	FORGIVENESS:

According to the Interim Regulation issued by the SBA in connection with the PPP (“Interim Regulation”), the Loan may be forgiven in whole or in part under certain circumstances. The amount of the Loan forgiveness can be up to the full principal amount of the Loan and any accrued interest. The actual amount of loan forgiveness will depend, in part, on the total amount of payroll costs, payments of interest on mortgage obligations incurred before February 15, 2020, rent payments on leases dated before February 15, 2020, and utility payments under service agreements dated before February 15, 2020, over the eight‐week period following the date of the Loan. However, not more than 25 percent of the Loan forgiveness amount may be attributable to non‐payroll costs. The Borrower hereby acknowledges that, as of the date of this Note, the SBA has not issued definitive guidance on the forgiveness process, but expects to do so in the future (“Forgiveness Rules”).

If and to the extent that Borrower has paid expenses eligible to be forgiven under the applicable provisions of the Forgiveness Rules and other PPP Laws, Borrower may elect to submit to Lender an application for forgiveness of the Loan, together with all documentation reasonably necessary to support such application (the “Forgiveness Application”). In the event Borrower submits a Forgiveness Application, Borrower agrees to comply with the Forgiveness Rules and to cooperate with Lender in the preparation, completion and submission of such Forgiveness Application, and to resolve any questions that arise following the submission of the Forgiveness Application.

Borrower agrees that to the extent permitted by the Forgiveness Rules and other PPP Laws, Lender may establish, using its reasonable discretion, requirements for the submission of information by the Borrower for the completion of a Forgiveness Application, including timing requirements, and Borrower agrees to abide by those requirements. In so doing, Borrower acknowledges that these requirements may be necessary to enable Lender to process a high volume of requests for forgiveness by borrowers pursuant to the PPP.

6.	REPRESENTATIONS AND WARRANTIES:

Borrower represents and warrants to the Lender as follows:

A.

If Borrower is an entity, Borrower is currently existing, in good standing, and duly organized under the laws of the state of its organization and has the power to own its property and to carry on its business in each jurisdiction in which it operates.

B.

Borrower has full power and authority to enter into this Note, to execute and deliver this Note, and to incur the obligations provided for in this Note, including the Loan. No consent  or approval of members or of any public authority is required as a condition to the validity of this Note. Borrower’s execution of this Note has been duly authorized by all necessary actions of its governing body. The person signing this Note has been duly authorized to do so on behalf of Borrower.

C.	The Note constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its stated terms.

7.	COVENANTS:

Borrower hereby covenants and agrees, until the Loan is repaid in full:

A.

To keep complete and accurate books and records related to the financial affairs and business condition of Borrower in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records, and papers relating to Borrower’s financial or business condition;

B.

Without limiting the foregoing, to maintain complete and accurate records regarding the use of the Loan proceeds, recognizing that the failure to maintain, or to be able to produce, such records may harm Borrower’s ability to obtain forgiveness for all or part of the Loan; and

C.

Not to change, without Lender’s consent, its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

8.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A.	Otherwise fails to comply with any provision of this Note;
B.	Does not disclose, or anyone acting on behalf of Borrower does not disclose, any material fact to Lender or SBA;
C.

Makes, or anyone acting on behalf of Borrower makes, a materially false or misleading representation or certification to Lender or SBA in connection with the Loan including, without limitation, in Borrower’s application for this Loan or in connection with any Forgiveness Application pursued by Borrower.

D.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
E.	Has a receiver or liquidator appointed for any part of Borrower’s business or property;
F.	Makes an assignment for the benefit of creditors;
G.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
H.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

9.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note (“Acceleration”);
B.	Collect all amounts owing from the Borrower;
C.	File suit and obtain judgment; and
D.	Pursue other remedies available at law or in equity to collect amounts owing from the Borrower in connection with the Loan.

10.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may incur expenses to collect amounts due under this Note and/or enforce the terms of this Note. Among other things, the expenses may include payments for reasonable attorney’s fees and court costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance.

11.	GOVERNING LAW, VENUE, AND JURY TRIAL AND PREJUDGMENT REMEDY WAIVERS:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

If SBA is not the holder, this Note will be interpreted and enforced under Connecticut law (not including its choice of laws provisions), except that requirements of the CARES Act and PPP will be interpreted and enforced under federal law, including SBA regulations and administrative guidance, as in effect from time to time.

Any legal action or proceeding regarding the parties’ rights and obligations under this Note may be brought only in the state and federal courts with proper jurisdiction located in the State of Connecticut and the parties expressly submit themselves to the personal jurisdiction of such courts.

BORROWER ACKNOWLEDGES THAT THIS TRANSACTION IS A COMMERCIAL TRANSACTION AND HEREBY WAIVES THE RIGHT TO PRIOR NOTICE OR A PRIOR HEARING ON THE RIGHT OF BANK TO A PREJUDGMENT REMEDY. A PREJUDGMENT REMEDY ENABLES THE LENDER, BY WAY OF  ATTACHMENT, GARNISHMENT, OR REPLEVIN TO DEPRIVE BORROWER OF, OR AFFECT THE USE, POSSESSION, OR ENJOYMENT BY BORROWER OF, ANY OF ITS PROPERTY AT ANY TIME PRIOR TO JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS NOTE.

BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH, OR RELATED TO, THE FINANCIAL TRANSACTION OF WHICH THIS NOTE IS A PART, OR THE ENFORCEMENT OF THE LENDER’S RIGHTS AND REMEDIES WITH REGARD TO THE LOAN. BORROWER EXPRESSSLY ACKNOWLEDGES THAT THE BORROWER IS MAKING THIS WAIVER, AND THE WAIVER IN THE PRECEEDING PARAGRAPH, KNOWINGLY AND WILLINGLY.

12.	SUCCESSORS AND ASSIGNS:

Under this Note, “Borrower” includes its successors and “Lender” includes its successors and assigns.

13.	GENERAL PROVISIONS:
A.	Borrower must sign all documents necessary at any time to comply with the Loan and the PPP Laws.
B.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
C.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
D.	If any part of this Note is unenforceable, that part of the Note will be deemed to be amended to afford the Lender the maximum rights allowed by law. The rest of the Note will not be affected.

E.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.
F.

This Note will not be governed by any existing or future credit or loan agreement between Borrower and Lender, unless otherwise expressly provided therein. The liabilities guaranteed under any existing or future guarantee in favor of Lender will not include this Note. Any collateral given to secure any existing or future indebtedness to Lender will not secure this Note.

G.	This Note reflects the entire understanding of the parties with respect to the Loan and supersedes any prior agreements and representations by SBA or the parties hereto.
H.

Borrower’s liability under this Note will continue with respect to any amounts SBA may pay Lender based on an SBA guarantee of this Note and SBA or Lender may seek recovery from Borrower of any such amounts paid by SBA. Any agreement under which the SBA guarantees all or any portion of this Note to Lender does not create any third party rights or benefits for Borrower.

I.

Borrower acknowledges that the SBA and other governmental agencies may issue further guidance or regulations and may amend, modify, or eliminate existing guidance or regulations that are a part of the PPP Laws in a manner that has a material effect on the Loan and this Note. Borrower agrees to cooperate fully in the correction, if necessary in the reasonable discretion of Lender, of any and all loan documents so that all documents accurately describe and give full effect to the Loan as contemplated by the PPP laws as amended from time to time. Borrower further agrees to execute any additional documents that Lender may from time to time deem to be required by the SBA or the PPP Laws, including, without limitation, any note or similar instrument required to substitute and replace this Note. To the extent that any provision of this Note is in contravention of the PPP Laws, this Note will be modified without further action by Lender or Borrower so that it complies with the PPP Laws.

J.

Borrower acknowledges that, in making and administering the Loan, Lender has made certain judgments based on information provided by or on behalf of Borrower and will make further judgments in submitting any Forgiveness Application to SBA, and Borrower agrees to hold Lender harmless and to indemnify Lender from any losses arising from or related to Lender’s reliance on such information provided by or on behalf of Borrower, its judgments related to the origination of the Loan and submitting Borrower’s Forgiveness Application to SBA, and any determination made by any governmental entity related to forgiveness or Borrower’s compliance with this Note or other aspects of the PPP.

14.	ELECTRONIC CONTRACT AND SIGNATURES:

A.

This Note is being created and will be stored electronically. Borrower agrees that this Note is a “transferable record” for purposes of the laws governing electronic transactions. Lender has the right to control the transferable record. Any paper copy or other “print out” created from the electronic record will be considered an “original” document and will be admissible in any proceeding to the same extent and under the same conditions as other original business records createdandmaintainedindocumentaryform.

B.	Borrower’s electronic signature on this Note will have the same force and effect as if Borrower had signed it on paper.

15.	BORROWER’S ACKNOWLEDGEMENTS AND SIGNATURE:

By signing below, Borrower acknowledges and agrees that:

A.

Lender makes no representation or warranty as to: (i) the Borrower’s ability to receive forgiveness for any portion of the Loan; (ii) the eligibility of any of Borrower’s expenses for forgiveness under the Forgiveness Rules; (iii) the contents of the Forgiveness Application or the documentation required for any forgiveness; or (iv) the tax consequences, federal, state or otherwise, if any, associated with the forgiveness of any portion of the Loan.

B.

Lender can share the tax information with SBA and SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with the SBA’s loan program requirements and all SBA reviews.

C.	Guidance setting forth the conditions precedent to forgiveness has not been finalized, and that as a result forgiveness may be materially more difficult to obtain than currently contemplated.

D.	If and to the extent that SBA does not forgive the Loan, then Borrower will owe to Lender the outstanding amount of principal and interest on the Loan.

E.	If Borrower defaults on the loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the Loan.

F.

All communications made by Lender relating to the PPP are qualified in their entirety by the text of the PPP Laws, as may be amended and/or supplemented by currently existing or forthcoming regulations, guidance and requirements of the SBA and other governmental agencies.

G.

Lender has relied, and will rely, in good faith on the certifications, representations, warranties, covenants and acknowledgments made by the Borrower in this Note, in the Application, in any Forgiveness Application and in any other loan documents related to the Loan.

H.	Borrower is bound by and will comply with all provisions of this Note.

FuelCell Energy, Inc.

Borrower’s Name

By:  /s/ Michael S. Bishop Print Name: Michael S. Bishop Title:  EVP, CFO and Treasurer Date Signed: April 20, 2020